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                                                                   Exhibit 24(b)

            WAIVER OF NOTICE AND ACTION BY UNANIMOUS WRITTEN CONSENT
             OF THE BOARD OF DIRECTORS OF COMPASS BANCSHARES, INC.
                         REGARDING PROPOSED ACQUISITION
                        OF ARIZONA BANK, TUCSON, ARIZONA

     THE UNDERSIGNED, constituting all of the members of the Board of Directors of Compass Bancshares, Inc., a Delaware corporation (the "Corporation"), hereby waive notice of a meeting and, acting by unanimous written consent without a meeting pursuant to and with the effect provided in Section 141 of the Delaware General Corporation Law, hereby approve and adopt the following resolutions of said Board of Directors as of the date hereinafter set forth:

          RESOLVED, that the Board of Directors of Compass Bancshares, Inc., a Delaware corporation (the "Corporation"), has determined that it is desirable and in the best interests of the Corporation and its stockholders to acquire (the "Arizona Bank Acquisition") Arizona Bank (the "Bank"), the principal offices of which are located in Tucson, Arizona, in accordance with the basic terms of such transaction as described to this Board by the Chairman and Chief Executive Officer, the Chief Financial Officer, and/or the General Counsel and Secretary of the Corporation at the meeting at which these resolutions were adopted; and further

          RESOLVED, that the proper officers of the Corporation, in consultation with counsel, are authorized, empowered, and directed to negotiate the terms and conditions of a definitive agreement and plan or plans of merger, as well as any amendments or supplements thereto, among the Corporation the Bank, and any subsidiary banks or subsidiary corporations of the Corporation now in existence or to be formed for the purposes of effectuating the acquisition by the Corporation of the Bank (referred to collectively herein as the "Agreement"), and to execute, attest, and deliver the Agreement in such form as they, in their sole discretion, shall approve, such approval to be conclusively evidenced by their execution, attestation, and delivery of the Agreement; and further

          RESOLVED, that all negotiations and any other actions taken and things done heretofore by the officers of the Corporation with respect to the execution, attestation, and delivery of written agreements in principle or definitive agreements relating to the acquisition of the Bank are hereby ratified and approved; and further

          RESOLVED, that the organization of one or more corporations as a subsidiary or subsidiaries of the Corporation or as a subsidiary or subsidiaries of an existing affiliate of the Corporation for the purpose of effectuating the Arizona Bank Acquisition is hereby authorized, approved, and ratified in the event that it shall be determined or has been determined by the officers of the Corporation, after consultation with counsel, that such organization of a subsidiary is necessary or appropriate for the effectuation of the acquisition of the Bank; and further
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          RESOLVED, that to the extent that the approval of the Corporation as the sole stockholder of any of its subsidiaries is required in connection with the Arizona Bank Acquisition, the Corporation hereby waives any and all notice of a meeting or meetings of stockholders of any such subsidiary or subsidiaries for the purposes of approving the Arizona Bank Acquisition or the Agreement, and the Board of Directors of the Corporation hereby approves, authorizes, and ratifies the Arizona Bank Acquisition and the Agreement as the stockholder of its subsidiaries now existing or to be organized, it being the intent of the Board of Directors of the Corporation that the approval by the Corporation set forth in this resolution shall constitute any and all approval required by law for the approval of the Arizona Bank Acquisition or the Agreement by the Corporation as a stockholder; and further

          RESOLVED, that the Corporation's and the Corporation's subsidiaries' officers are authorized, empowered, and directed to prepare, or cause to be prepared, and to execute, attest, and file all applications, or requests for waiver of application requirements, which they shall deem necessary or appropriate with the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency, the Arizona State Banking Department, the Alabama State Banking Department, and any other appropriate bank and bank holding company regulatory authorities with respect to the Arizona Bank Acquisition; and further

          RESOLVED, that, in the event that the Agreement shall contemplate that the Corporation shall issue as consideration in connection with the Arizona Bank Acquisition shares of its common stock or other securities of the Corporation, the proper officers of the Corporation, in consultation with counsel, are authorized and directed to prepare, execute, attest, and file a Registration Statement on Form S-4, S-3, or other appropriate form for the registration of securities (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission") relating to the Arizona Bank Acquisition and the proposed issuance of securities of the Corporation as consideration in such transaction; and further

          RESOLVED, that the proper officers of the Corporation are authorized, empowered, and directed for and on behalf of the Corporation to do any and all acts and things necessary or appropriate in connection with such filing of the Registration Statement, including the execution, attestation, and filing of any amendments or supplements thereto, to effectuate the registration of securities of the Corporation to be issued in the Arizona Bank Acquisition and the continuation of the effectiveness of the Registration Statement; and further

          RESOLVED, that each officer or director who may be required to execute the Registration Statement or any amendment or supplement to the Registration

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     Statement (whether on behalf of the Corporation or as an officer or director thereof) is hereby authorized to constitute and appoint D. Paul Jones, Jr., Garrett R. Hegel, Jerry W. Powell, and Daniel B. Graves, and each of them acting singularly, his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement and any and all amendments and supplements thereto; and further

          RESOLVED, that the proper officers of the Corporation are authorized in the name and on behalf of the Corporation to take any and all action that they deem necessary or appropriate in order to effect the registration, qualification, or exemption from registration or qualification of securities of the Corporation included in the Registration Statement for issue, offer, sale, or trade under the "blue sky" or securities laws of any of the states of the United States of America or the securities laws of any jurisdiction or foreign country where such action may be advisable or necessary, to effect the registration of securities of the Corporation to issued in connection with the Arizona Bank Acquisition, to execute, acknowledge, verify, deliver, file or cause to be published any application, surety bonds, reports, irrevocable consents to service of process, appointment of attorneys for service of process, and any other documents or instruments that may be required under such laws, and to take any and all further action that they may deem necessary or advisable in order to maintain any such registration, qualification, or exemption for so long as they deem necessary as required by law; and further

          RESOLVED, that the Corporation hereby consents to service of process in any state or jurisdiction in which such consent is required under the blue sky laws as a precondition to the offer and sale of securities of the Corporation to be issued in the Arizona Bank Acquisition, and that Jerry W. Powell, General Counsel and Secretary of the Corporation, is hereby designated as agent for service of process in connection with the Registration Statement and any consent to service of process that may be required by the blue sky laws of any jurisdiction as a precondition to the offer and sale of such securities; and further

          RESOLVED, that the appropriate officers of the Corporation are hereby authorized, empowered, and directed to do any and all other or further acts, and to prepare, or cause to be prepared, and to execute, attest, and deliver all other or further instruments, certificates, applications, reports, and documents, including without limitation obtaining any necessary or appropriate regulatory approvals, all on behalf of the Corporation as they, in their discretion, may deem necessary or appropriate to effectuate the purposes of these resolutions, and that all acts and things undertaken and completed heretofore by the proper officers of the Corporation in connection with the Arizona Bank Acquisition as contemplated by these resolutions are hereby approved, ratified, and confirmed.

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DONE as of this the 25th day of June, 1998.

                              /s/ Charles W. Daniel
                              __________________________________________
                              Charles W. Daniel

                              /s/ William Eugene Davenport
                              __________________________________________
                              William Eugene Davenport

                              /s/ Jack C. Demetree
                              __________________________________________
                              Jack C. Demetree

                              /s/ Marshall Durbin, Jr.
                              __________________________________________
                              Marshall Durbin, Jr.

                              /s/ Tranum Fitzpatrick
                              __________________________________________
                              Tranum Fitzpatrick

                              /s/ Carl J. Gessler, Jr., M.D.
                              __________________________________________
                              Carl J. Gessler, Jr., M.D.

                              /s/ D. Paul Jones, Jr.
                              __________________________________________
                              D. Paul Jones, Jr.

                              /s/ John S. Stein
                              __________________________________________
                              John S. Stein

                              /s/ Robert S. Wright
                              __________________________________________
                              Robert S. Wright

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